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                                                                    EXHIBIT 5.1

                             OPINION AND CONSENT OF

                            HARNEY WESTWOOD & RIEGELS

November 19, 2001


OpenTV Corp.
401 East Middlefield Road
Mountain View, CA  94043
USA

Dear Sirs


REGISTRATION STATEMENT ON FORM S-8 2001 NONSTATUTORY STOCK OPTION PLAN

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission during the month of November 2001 (the "Registration Statement") in connection with the registration under the United States Securities Act of 1933, as amended (the "Securities Act"), of 500,000 Class A Ordinary Shares of no par value in the Company (the "Shares") reserved for issuance under the OpenTV 2001 Nonstatutory Stock Option Plan (the "Plan").

1. In connection with the sale and issuance of the Shares under the Plan, we have reviewed the following documents: -

     (a) the Registration Statement on Form S-8 provided to us by yourselves (the "Registration Statement") and filed by the Company with the United States Securities and Exchange Commission during the month of November 2001 for the purpose of registering the Shares;

     (b)  a copy of the Plan;

     (c) the Memorandum and Articles of Association and certificate of incorporation of the Company obtained from the British Virgin Islands Companies Registry on 19 November 2001;

     (d) a facsimile copy of the minutes of a meeting of the directors of the Company containing unanimous resolutions of the directors of the Company dated 23 October 2001 approving the Company's entry into, and authorising, inter alia,:


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          (i)  the entry into the Plan and the filing of the Registration
               Statement; and

          (ii) the issuance of the Shares;

     (e) an original Registered Agent's Certificate dated 8 November 2001 issued by Havelet Trust Company (BVI) Limited, the Registered Agent of the Company in the British Virgin Islands;

     (f) the public records of the Company as at 19 November 2001 on file with, and available for inspection at, the Companies Registry in the British Virgin Islands; and

     (g) the records of proceedings on file with, and available for inspection on 19 November 2001 at the High Court of Justice, British Virgin Islands.

2. This legal opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

3. Based on the foregoing, we are of the opinion that the Shares to be offered and sold by the Company have been legally authorised and, when sold pursuant to the terms described in the Registration Statement, and paid for in accordance with the Plan and the Company's Memorandum and Articles of Association, will be legally issued, fully paid and non-assessable.

4. In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

This opinion is addressed to you and may be relied upon by you and your counsel. This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully
/s/ HARNEY WESTWOOD & RIEGELS
HARNEY WESTWOOD & RIEGELS